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                                                                     EXHIBIT 3.1

                              AMENDED & RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                        MIDCOAST ENERGY RESOURCES, INC.
                             (A TEXAS CORPORATION)


                                   ARTICLE I
                                     NAME

     The name of the corporation is Midcoast Energy Resources, Incorporated (the "Corporation").

                                  ARTICLE II
                          REGISTERED OFFICE AND AGENT

     The address of its registered office in the State of Texas is 1100 Louisiana, Suite 2950, Houston, Texas 77002. The name of its registered agent at such address is Dan C. Tutcher.

                                  ARTICLE III
                                   PURPOSES

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the TBCA.

                                  ARTICLE IV
                           AUTHORIZED CAPITAL STOCK

     The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 36,250,000 shares, consisting of:
(i) 31,250,000 shares of common stock, par value $.01 per share (the "Common Stock"), and (ii) 5,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). Shares of any class of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine.

     A. COMMON STOCK. Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the shareholders of the Corporation and shall be entitled to one vote for each share of Common Stock held. Subject to the prior rights and preferences, if any, applicable to shares of any Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Board of Directors at any time from time to time out of any funds of the Corporation legally available therefor. Subject to the prior rights and preferences, if any, applicable to shares of any Preferred Stock or any series thereof, in the event of any voluntary

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or involuntary liquidation, dissolution, or winding-up of the Corporation, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this paragraph, shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

     B. PREFERRED STOCK. The Preferred Stock may be divided into and issued from time to time in one or more series as may be fixed and determined by the Board of Directors. The relative rights and preferences of the Preferred Stock of each series shall be such as shall be stated in any resolution or resolutions adopted by a majority vote of the Board of Directors setting forth the designation of the series and fixing and determining the relative rights and preferences thereof (a "Directors' Resolution"). The Board of Directors is hereby authorized to fix and determine the powers, designations, preferences, and relative, participating, optional or other rights, as between series and as between the Preferred Stock or any series thereof and the Common Stock, and the qualifications, limitations or restrictions thereof, if any, including, without limitation, full or limited voting powers, preferential rights to receive dividends or assets upon liquidation, rights of conversion or exchange into Common Stock, Preferred Stock or any series of other securities, any right of the Corporation to exchange or convert shares into Common Stock, Preferred Stock or any series of other securities, or any redemption provision or sinking fund provisions, all as shall be stated in a Directors' Resolution. The shares of Preferred Stock or any series thereof may have full or limited voting powers, or be without voting powers, all as shall be stated in a Directors' Resolution. Except where otherwise set forth in the Directors' Resolution providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors. The shares of Preferred Stock of any one series shall be identical with the other shares in the same series in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

     C. REACQUIRED SHARES OF PREFERRED STOCK. Shares of any series of any Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise), purchased by the Corporation, or which, if convertible or exchangeable, have been converted into, or exchanged for, shares of stock of any other class or classes or any evidences of indebtedness shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the Directors' Resolution providing for the issuance of any series of Preferred Stock and to any filing required by law.

     D. INCREASE IN AUTHORIZED PREFERRED STOCK. The number of authorized shares of Preferred Stock may only be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without the separate vote of holders of Preferred Stock as a class.

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     E.  GENERAL.    Subject to the foregoing provisions of these Articles of
Incorporation, the Corporation may issue shares of its Common Stock and Preferred Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the full consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares. The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors of the Corporation. The Board of Directors of the Corporation shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

                                   ARTICLE V
                                   EXISTENCE

     The existence of the Corporation is to be perpetual.

                                  ARTICLE VI
                             NO PREEMPTIVE RIGHTS

     No shareholder shall be entitled, as a matter of right, to subscribe for or acquire additional, unissued or treasury shares of any class of capital stock of the Corporation whether now or hereafter authorized, or any bonds, debentures or other securities convertible into, or carrying a right to subscribe to or acquire such shares, but any shares or other securities convertible into, or carrying a right to subscribe to or acquire such shares may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

                                  ARTICLE VII
                             NO CUMULATIVE VOTING

     At each election of directors, every shareholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. No shareholder shall have the right to cumulate his votes in any election of directors.

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                                 ARTICLE VIII
                    NO SHAREHOLDER ACTION WITHOUT A MEETING

     Any action required or permitted to be taken by the shareholders of the Corporation must be effected at an annual or special meeting of shareholders of the Corporation and may not be effected by any consent in writing by such shareholders, and, except as otherwise required by law, special meetings of the shareholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer, the President, the Board of Directors by the written order of a majority of the entire Board of Directors, by such other persons as may be set forth in the Bylaws of the Corporation (the "Bylaws"), or by the holders of at least fifty percent of all of the shares entitled to vote at the proposed special meeting.

                                  ARTICLE IX
                                 VOTE REQUIRED

     Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. Except as otherwise required by law, for any corporate action other than the election of directors that requires the approval of the shareholders of the Corporation, including, but not limited to, amendment of these Articles of Incorporation or any merger, reorganization, dissolution or liquidation of the Corporation, the act of the shareholders shall be the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present.

                                   ARTICLE X
                              BOARD OF DIRECTORS

     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred upon the Board of Directors by the TBCA or by the other provisions of these Articles of Incorporation, the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the TBCA, these Articles of Incorporation and the Bylaws of the Corporation (the "Bylaws"); provided, however, that no Bylaws hereafter adopted by the shareholders of the Corporation, or any amendments thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.

                                  ARTICLE XI
                                INDEMNIFICATION

     A. MANDATORY INDEMNIFICATION. Each person who at any time is or was a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), by reason of the fact that such person is or was a director or officer

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of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is an alleged action in such person's official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the TBCA, or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the Corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Corporation to provide), against all expense, liability and loss (including, without limitation, court costs and attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other forBprofit or nonBprofit enterprise, and shall inure to the benefit of such person's heirs, executors and administrators. The Corporation's obligations under this Section A include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification.

     B. PREPAYMENT OF EXPENSES. Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the TBCA or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the TBCA which requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Section A of this Article X or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Corporation's Board of Directors deems appropriate.

     C. VESTING. The Corporation's obligation to indemnify and to prepay expenses under Sections A and B of this Article X shall arise, and all rights granted to the Corporation's directors and officers hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such Proceeding is first threatened, commenced or completed. Notwithstanding any other provision of these Articles of Incorporation or the Bylaws, no action taken by the Corporation, either by amendment of these Articles of Incorporation or the Bylaws or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under Sections A and B of this Article X which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.

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     D.  ENFORCEMENT.  If a claim under Section A or Section B or both Sections
A and B of this Article X is not paid in full by the Corporation within sixty
(60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the TBCA or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.
The failure of the Corporation (including its Board of Directors, independent legal counsel, or shareholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the TBCA or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

     E. NONEXCLUSIVE. The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, bylaw, other provisions of these Articles of Incorporation, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     F. PERMISSIVE INDEMNIFICATION. The rights to indemnification and prepayment of expenses which are conferred to the Corporation's directors and officers by Sections A and B of this Article X may be conferred upon any employee or agent of the Corporation if, and to the extent, authorized by the Board of Directors.

     G. INSURANCE. The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of this Article X, the Bylaws, the TBCA or other applicable law.

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     H.  IMPLEMENTING ARRANGEMENTS.  Without limiting the power of the
Corporation to procure or maintain insurance or other arrangement on behalf of any of the persons as described in Section G of this Article X, the Corporation may, for the benefit of persons eligible for indemnification by the Corporation,
(i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation, or (iv) establish a letter of credit, guaranty or surety arrangement.

                                  ARTICLE XII
                          LIMITED DIRECTOR LIABILITY

     No director of the Corporation shall be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this Article XI shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) an act or omission for which the liability of a director is expressly provided for by an applicable statute, or (iv) for any transaction from which the director derived an improper personal benefit.

     If the Texas Miscellaneous Corporation Laws Act or any other applicable law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the such laws, as so amended. No amendment to or repeal of this Article XI will apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.

                                 ARTICLE XIII
                                    BYLAWS

     Except as otherwise required by law, the Board of Directors is expressly and exclusively authorized to adopt, amend or repeal the Bylaws, or adopt new Bylaws, without any action on the part of the shareholders, and the shareholders of the Corporation may not adopt, amend or repeal the Bylaws, or adopt new Bylaws.

                                  ARTICLE XIV
                 INITIAL CONSIDERATION FOR ISSUANCE OF SHARES

     The Corporation shall not commence business until it has received for the issuance of its shares consideration of at least $1,000, consisting of money, labor done or property actually received.

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                                  ARTICLE XV
                          INITIAL BOARD OF DIRECTORS

     The name and mailing address of the initial member of the Board of Directors is:

                         Dan C. Tutcher
                         1100 Louisiana, Suite 2950
                         Houston, Texas 77002

                                  ARTICLE XVI
                                 INCORPORATOR

     The name and mailing address of the incorporator, the powers and authority of whom shall cease upon the filing of these Articles of Incorporation, is:

                    Robert G. Reedy
                    Porter & Hedges, L.L.P.
                    700 Louisiana, 35th Floor
                    Houston, Texas 77002

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